RealSource Residential, Inc. 10-K

Exhibit 32

CERTIFICATION

OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U. S. C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of RealSource Residential, Inc. (the “Company”) on Form 10-K for the period ended September 30, 2013 (the “Report”), I, Nathan W. Hanks, Chief Executive Officer of the Company, and I, V. Kelly Randall, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 24, 2014	/s/ Nathan W. Hanks
Nathan W. Hanks
President and Chief Executive Officer (Principal Executive Officer)

Date: March 24, 2014	/s/ V. Kelly Randall
V. Kelly Randall
Chief Financial Officer, Chief Operating Officer and Secretary (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed from within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.